SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2004

UNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-12431	22-3282551
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

64 OLD HIGHWAY 22, CLINTON, NEW JERSEY		08809
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 730-7630

Item 7. Financial Statements and Exhibits

The following exhibits are filed with this Current Report on Form 8-K.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated May 28, 2004
99.2	James A. Hughes presentation at the 2004 Unity Bancorp, Inc. Annual Meeting of Shareholders

Item 9. Regulation FD Disclosure

The Registrant issued a press release on May 28, 2004, the full text of which is incorporated herein by reference in response to this Item, announcing that; (i) the shareholders of Unity Bancorp, Inc had approved all proposals at its May 27, 2004 Annual Meeting of Shareholders; and (ii) the Board of Directors declared a 5% stock dividend payable on June 30, 2004, to all shareholders of record as of June 15, 2004. Attached as Exhibit 99.2 is a copy of the presentation made by James A. Hughes at the May 27, 2004 Unity Bancorp, Inc Annual Meeting of Shareholders, the full text of which is incorporated herein by reference in response to this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Dated: June 1, 2004	By: /s/ Alan J. Bedner Jr.
ALAN J. BEDNER JR.
Chief Financial Officer